Exhibit 4.17
SOLAR PHOTOVOLTAIC PLANT TALASOL SOLAR (TALAVAN, CACERES, SPAIN)

Lease Agreements
English summary of the Spanish version1

1. Preliminary Note

The land on which the Plant is constructed is owned by the Municipality of Talaván (Cáceres). The Plant is located on several plots as follows: (i) in a place named “Camacho”, with a size of 750 Hectares, included in Polygon 14, located in a place named “Cuarto de la Peña del Hombre”, with a total size of 1,196.11 Hectares and with a Cadastral reference 10181A014000010000JD, or Plot 14, and (ii) in a place named “Camacho”, with a size of 250 Hctares, included in Polygon 15 and Plot 1 and 2, or Plot 15.
Plot 14 and Plot 15 are registered in the Land Registry number 2 of Cáceres in the volume 1235, book 9, page 52, plot 42 and inscription 13ª.

2. Main content of the Lease Agreement for Plot 14

1. Execution date	January 23, 2012, as amended on September 28, 2016 and November 15, 2018.
2. Parties	- Talavan Municipality - Talasol Solar, S.L.
3. Term	Forty (40) years from COD (Commercial Operation Date) of the plant.
4. Annual Rent
- During construction and until COD: EUR 100 per Hectare per annum calculated based on the area actually used by Talasol Solar S.L.
- After COD: EUR 880 per Hectare per annum calculated based on the area actually used by Talasol Solar S.L. (paid in 4 equal quarterly installments).
The area actually used by Talasol Solar S.L. will be fixed in the Minutes of Effective Occupation to be signed between the parties.
At this time, the area actually used is 449.83 Hectares, but the Minutes have not been signed yet.

1 The original language version is on file with the Registrant and is available upon request.

3. Main content of the Lease Agreement for Plot 15

1. Execution date	June 13, 2013, as amended on November 15, 2018.
2. Parties	- Talavan Municipality - Talasol Solar, S.L.
3. Term	Forty (40) years from COD (Commercial Operation Date) of the plant.
4. Annual Rent
- During construction and until COD: EUR 100 per Hectare per annum calculated based on the area actually used by Talasol Solar S.L..
- After COD: EUR 1,000 per Hectare per annum calculated based on the area actually used by Talasol Solar S.L. (paid in 4 equal quarterly installments).
The area actually used by Talasol Solar S.L. will be fixed in the Minutes of Effective Occupation to be signed between the parties.
At this time, the area actually used is 163.98 Hectares, but the Minutes have not been signed yet.